EXHIBIT 24.1 Power of Attorney Know all by these presents, that the undersigned hereby constitutes and appoints the Chief Legal Officer, the Corporate Secretary and any other person specifically designated by the Corporate Secretary of Rocket Companies, Inc. (the “Company”), signing singly, the undersigned’s true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or holder of 10% or more of the registered class of securities of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney- in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion. The undersigned further authorizes either George Popofski or Katherine K. Connell, employees of the Company, to act on my behalf as attorney-in-fact in order to: (1) re-activate my existing Electronic Data Gathering and Retrieval (“EDGAR”) codes with CIK 0001676712 and obtain EDGAR filing codes and complete any additional requirements as required by the SEC in order to facilitate said request, including acting as my EDGAR Account Administrators; (2) take such actions as may be necessary or appropriate to (a) enroll in EDGAR Next; and (b) prepare, execute and submit to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to access the EDGAR system; and (3) act as an account administrator, delegated administrator and user for my EDGAR account, including: (a) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (b) maintain the security of the EDGAR account, including modification of access codes; (c) maintain, modify and certify the accuracy of my information on the EDGAR account dashboard; (d) annually confirm the accuracy of the filer's users, account administrators, technical administrators, and delegations on the EDGAR Next dashboard; (e) act as the EDGAR point of contact with respect to my EDGAR account; and (f) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below. Date: July 14, 2026 By: /s/ Sarah Watterson Name: Sarah Watterson